Execution Version

Exhibit 10.3

FIRST AMENDMENT TO

ROYALTY AGREEMENT

THIS FIRST AMENDMENT TO ROYALTY AGREEMENT (the “Amendment”) is made as of February 8, 2022 (the “Effective Date”) by and among FreightCar America, Inc., a Delaware corporation with offices at 125 S. Wacker Drive, Suite 1500, Chicago, Illinois 60606 (“FCA”), Fabricaciones y Servicios de México, S.A. de C.V., an entity formed under the laws of Mexico, with offices at Carretera 57 Km 178, Castaños Coahuila, 25780, Mexico (“Fasemex MX”), Agben de Mexico, S.A. de C.V., an entity organized under the laws of Mexico, with offices at Carretera 57 Km 178, Castaños Coahuila, 25780, Mexico (“Agben”), Industrial Mexicana Fasemex, S.A. de C.V., an entity formed under the laws of Mexico, with offices at Carretera 57 Km 178, Castaños Coahuila, 25780, Mexico (“IM Fasemex”), Proveedora Industrial para el Manejo de Materiales, S.A. de C.V., an entity formed under the laws of Mexico, with offices at Carretera 57 Km 178, Castaños Coahuila, 25780, Mexico (“Proveedora”), and Fasemex, Inc., a Texas corporation with offices at Carretera 57 Km 178, Castaños Coahuila, 25780, Mexico (“Fasemex US”). Fasemex MX, Agben, and Fasemex US are collectively referred to herein as the “Strategic Partners,” and FCA and the Strategic Partners are collectively referred to herein as the “Parties.” Capitalized but undefined terms used herein shall have the meanings ascribed thereto in the Royalty Agreement (as defined below).

RECITALS

A. The Parties entered into that certain Royalty Agreement dated as of October 16, 2020 (as amended or supplemented from time to time, the “Royalty Agreement”).

B. Certain of the direct or indirect owners of the Strategic Partners and the Royalty Payees (namely, Alejandro Gil Benavides and Salvador Gil Benavides) are also parties to that certain Debt Assignment Agreement dated as of November 5, 2021 by and among Alejandro Gil Benavides and Salvador Gil Benavides (together, the “Debt Assignees”), Fasemex MX, and FCA-Fasemex, S. de R.L. de C.V. (“FCA MX”), as amended on the Effective Date (the “Debt Assignment Agreement”).

C. The Parties wish to amend the Royalty Agreement in connection with the amendment to the Debt Assignment Agreement.

AGREEMENT

Now, therefore, in consideration of the mutual promises and covenants herein contained, the Parties hereto agrees as follows:

1.
Amendments.

The Parties agree to amendment the Royalty Agreement by adding the following section thereto:

1

Execution Version

22. Right of Set-off/Deduction. If any default or breach by the Debt Assignees shall have occurred under the Debt Assignment Agreement, including any failure to make a timely reimbursement of Security Deposit A or Security Deposit B (as such terms are defined thereunder), FCA is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off, deduct and/or apply from any amount payable or to be payable to the any Royalty Payee or Strategic Partner under this Agreement, including any Royalty, any and all the obligations of the Debt Assignees now or hereafter existing under the Debt Assignment Agreement with respect to the Security Deposit A or Security Deposit B (as such terms are defined thereunder), irrespective of whether or not FCA (or its affiliates) shall have made any demand under the Debt Assignment Agreement or this Agreement. The rights of FCA under this Section are in addition to any other rights and remedies (including other rights of set-off) which FCA (or its affiliates) may have under the Royalty Agreement or the Debt Assignment Agreement.

2.
Representations and Warranties.

Each Strategic Partner and Royalty Payee represents and warrants that such Strategic Partner and Royalty Payee: (i) is an entity duly incorporated or organized, as applicable, validly existing, and in good standing under the laws of the State of Texas or under the laws of Mexico, as applicable, and (ii) has full power and authority to enter into this Amendment and perform its obligations hereunder.

3.
Miscellaneous.
(a)
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois without regard to principles of conflict of laws.
(b)
Counterparts. This Amendment may be executed in any number of counterparts (including via facsimile or other electronic transmission), each of which shall be an original, but all of which together shall constitute one instrument.
(c)
Successors and Assigns. This Amendment and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the Parties.
(d)
No Other Amendments. Except as expressly amended herein, the Royalty Agreement shall be and remain in full force and effect in accordance with its terms as modified by this Amendment.
(e)
Agreement. Any and all references in the Royalty Agreement to “this Agreement” or “the Agreement” shall mean and refer to the Royalty Agreement, as modified by this Amendment.

[Signature Pages Follow]

Execution Version

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

FCA:	STRATEGIC PARTNERS AND ROYALTY PAYEES:
FREIGHTCAR AMERICA, INC. By: /s/ James R. Meyer Name: James R. Meyer Title: CEO	FABRICACIONES Y SERVICIOS DE MÉXICO, S.A. DE C.V. By: /s/ Alejandro Gil Benavides Name: Alejandro Gil Benavides Title: Legal Representative
AGBEN DE MEXICO, S.A. DE C.V. By: /s/ Jesus Gil Benavides Name: Jesus Gil Benavides Title: Owner

INDUSTRIAL MEXICANA FASEMEX, S.A. DE C.V.

By: /s/ Alejandro Gil Benavides

Name: Alejandro Gil Benavides

Title: Legal Representative

PROVEEDORA INDUSTRIAL PARA EL MANEJO DE MATERIALES, S.A. DE C.V.

By: /s/ Salvador Gil Benavides

Name: Salvador Gil Benavides

Title: Legal Representative

FASEMEX, INC.

By: /s/ Jesus Gil Benavides

Name: Jesus Gil Benavides

Title: President